UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, Design Within Reach, Inc. (the “Company”) announced the following management changes, effective October 1, 2005: the resignation of Wayne Badovinus from the position of President and Chief Executive Officer and the appointment of Mr. Badovinus to the position of Chairman of the Board of Directors; the appointment of Tara Poseley, the Company’s current Vice President of Merchandising, to the position of President and Chief Executive Officer; and the appointment of Ken La Honta, the Company’s current Chief Financial Officer and Secretary, to the position of Chief Financial Officer, Chief Operating Officer and Secretary.

Ms. Poseley, 40, joined the Company in August 2004, serving as Vice President of Merchandising. Prior to joining the Company, from December 1989 to July 2004, Ms. Poseley served in various merchandising, product development, planning, production, distribution and strategy positions for The Gap, Inc. and most recently was Senior Vice President of Merchandising for GapKids and babyGap. Ms. Poseley holds a B.S. in retailing from the University of Wisconsin-Madison.

The Company is party to an offer of employment letter dated June 1, 2004 with Ms. Poseley. The letter provides that upon a change of control of the Company all of Ms. Poseley’s unvested options shall become immediately vested and exercisable. The letter also provides that within one year of a change of control of the Company, if Ms. Poseley is terminated for any reason other than for cause, Ms. Poseley would be paid twelve months base salary as a salary continuance. The letter also provides that if the Company terminates the employment of Ms. Poseley for any reason other than for cause, she would be paid twelve months base salary as a salary continuance.

Mr. La Honta, 49, joined the Company in May 2005, serving as Chief Financial Officer and Secretary. Prior to joining the Company, from April 2004 to May 2005, Mr. La Honta served as CFO of Dockers U.S., from August 2003 to April 2004, he served as CFO of Levi Strauss North America, and from July 2002 to July 2003, he served as Controller of Levi Strauss North America. From June 1999 to May 2002, Mr. La Honta served as the CFO of 800.com, a home entertainment and consumer electronics e-commerce business. Mr. La Honta earned a Bachelor’s degree at the University of California, Berkeley and is a Certified Public Accountant.

The Company is party to an offer of employment letter dated April 14, 2005 with Mr. La Honta. The letter provides that within one year of a change of control of the Company, if Mr. La Honta is terminated for any reason other than for cause, all of his unvested options shall become immediately vested and exercisable and Mr. La Honta would be paid twelve months base salary as a salary continuance. The letter also provides that if the Company terminates the employment of Mr. La Honta for any reason other than for cause, he would be paid twelve months base salary as a salary continuance.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005		DESIGN WITHIN REACH, INC.

	By:	/s/ KEN LA HONTA
Ken La Honta
Chief Financial Officer and Secretary